Exhibit 99.1

SolarWinds Announces Special Cash Dividend
Board of Directors declares special cash dividend of $1.00 per share
 AUSTIN, TEXAS – MARCH 15, 2024 – SolarWinds (NYSE:SWI), a leading provider of simple, powerful, secure observability and IT management software, today announced that its board of directors has declared a special cash dividend on the company’s common stock of $1.00 per share, payable on April 15, 2024, to stockholders of record as of the close of business on April 3, 2024. The aggregate payment will be approximately $168 million, which represents our approximate free cash flow for fiscal year 2023.
“Our ability to return significant capital to stockholders while continuing to grow the business speaks to the strength of our business model.  We believe our high customer retention, subscription revenue growth, and operating discipline provide us with a strong foundation to execute our strategy. Since our initial public offering in 2018, we have paid down $739 million in debt and, including this special dividend, we will have returned over $405 million to our stockholders,” said Bart Kalsu, CFO. “We intend to continue to evaluate our capital allocation plans to seek a balance between preserving our financial and operational flexibility, including investments in our business, and providing opportunities for repayment of our debt and continuing to return capital to our stockholders.”
Non-GAAP Measures
Free cash flow, as used herein, is defined as net cash provided by operating activities less capital expenditures, as disclosed in the Company’s fourth quarter 2023 earnings press release.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the special cash dividend. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the cyberattack that occurred in December 2020 (the “Cyber Incident”), including with respect to (1) litigation and investigation risks related to the Cyber Incident, including as a result of the pending civil complaint filed by the Securities and Exchange Commission against us and our

Chief Information Security Officer, including that we may incur significant costs in defending ourselves and may be unsuccessful in doing so, resulting in exposure to potential penalties, judgements, fines, settlement-related costs, and penalties and other costs and liabilities related thereto, (2) numerous financial, legal, reputational, and other risks to us related to the Cyber Incident, including risks that the incident, SolarWinds’ response thereto, or litigation related to the Cyber Incident may result in the loss of business as a result of termination or non-renewal of agreements, or reduced purchases or upgrades of our products, reputational damage adversely affecting customer, partner, and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation, and the incurrence of other liabilities and risks related to the impact of any such costs and liabilities, and (3) the possibility that our steps to secure our internal environment, improve our product development environment, and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks, or be perceived by existing and prospective customers as sufficient to address the harm caused by the Cyber Incident; (b) other risks related to cybersecurity, including that we may experience other security incidents or have vulnerabilities in our systems and services exploited, whether through the actions or inactions of our employees, our customers, insider threats, or otherwise, which may result in compromises or breaches of our and our customers’ systems, or theft or misappropriation of our and our customers’ confidential, proprietary, or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee, and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals, and upgrades; (c) risks related to the evolving breadth of our sales motion and challenges, investments, and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription-first approach; (d) risks relating to increased investments in, and the timing and success of, our ongoing transformation from monitoring to observability; (e) risks related to any shifts in our revenue mix and the timing of how we recognize revenue as we transition to subscription; (f) risks related to using artificial intelligence ("AI”) in our business and our solutions, including risks related to evolving regulation of artificial intelligence, machine learning, and the receipt, collection, storage, processing, and transfer of data as well as the threat of cyberattacks created through AI or leveraging AI; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (h) any of the following factors either generally or as a result of the impacts of global macroeconomic conditions, including the wars in Israel and Ukraine, geopolitical tensions involving China, disruptions in the global supply chain and energy markets, inflation, uncertainty over liquidity concerns in the broader financial services industry, foreign currency exchange rates, and the effects of the global COVID pandemic or other public health crisis on the global economy, or on our business operations and financial condition, or on the business operations and financial conditions of our customers, their end-customers, and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers, and our prospective customers, (2) the inability to sell products to new customers, or to sell additional products or upgrades to our existing customers, or to convert our maintenance customers to subscription products, (3) any decline in our renewal or net retention rates, or any delay or loss of U.S. government sales, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades, or pricing model changes by us or our competitors, (6) changes in interest rates, (7) risks associated with our international operations and any international expansion efforts, and (8) ongoing sanctions and export controls; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our infrastructure, product offerings, and sales motion in order to support additional growth in our business; (j) our ability to compete effectively in the markets we serve and the risks of increased competition as we enter new markets; (k) our ability to attract, retain, and motivate employees; (l) any violation of legal and regulatory requirements or any misconduct by our employees or partners; (m) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (n) risks associated with our status as a controlled company; and (o) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 16, 2024. All information provided in this release is as of the date hereof, and SolarWinds undertakes no duty to update this information except as required by law.
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About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, secure observability and IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage with IT service and operations professionals, DevOps and SecOps professionals, and database administrators (DBAs) to understand the challenges they face in maintaining high-performing and highly available hybrid IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK community, allow us to address customers’ needs now and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2024 SolarWinds Worldwide, LLC. All rights reserved.

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